SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 5, 2004

                              THE AES CORPORATION
             (exact name of registrant as specified in its charter)

       DELAWARE               333-15487                54-1163725
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

                       1001 North 19th Street, 20th Floor
                           Arlington, Virginia 22209
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (703) 522-1315

                                 NOT APPLICABLE
         (Former Name or Former Address, if changed since last report)

Item 5.  Other Events


THE AES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED DECEMBER 31, 2003 AND 2002

--------------------------------------------------------------------------------

                                                         Quarter       Quarter
                                                          Ended         Ended
($ in millions, except per share amounts)               12/31/2003    12/31/2002
--------------------------------------------------------------------------------

REVENUES:
Sales and services                                        $ 2,281       $ 1,866

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                  1,637         1,455
Corporate and business development office expenses             59            48
Other operating expense, net                                   16            23
Goodwill impairment expense                                    11           675
Asset impairment expense                                       43           127
                                                          -------       -------

Total operating costs and expenses                          1,766         2,328
                                                          -------       -------

OPERATING INCOME (LOSS)                                       515          (462)

OTHER INCOME AND (EXPENSE):
Interest expense, net                                        (395)         (379)
Other nonoperating expense, net                                (7)           (3)
Foreign currency transaction losses                           (27)          (16)
Loss on sale of investments                                   (52)            -
Equity in earnings (losses) of affiliates                      37          (238)
                                                          -------       -------

INCOME (LOSS) BEFORE INCOME TAXES AND
  MINORITY INTEREST                                            71        (1,098)

Income tax expense                                             34           302
Minority interest expense (income)                             33             7
                                                          -------       -------

INCOME (LOSS) FROM CONTINUING OPERATIONS                        4        (1,407)

Loss from operations of discontinued components (net
  of income tax benefit of $72 and $423, respectively)       (490)       (1,359)
                                                          -------       -------

LOSS BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                          (486)       (2,766)

Cumulative effect of accounting change
  (net of income taxes of $23)                                 42             -
                                                          -------       --------

NET LOSS                                                   $ (444)      $(2,766)
                                                          =======       ========


DILUTED EARNINGS PER SHARE:
Income from continuing operations                          $ 0.01       $ (2.58)
Discontinued operations                                     (0.79)        (2.50)
Cumulative effect of accounting change                       0.07             -
                                                          -------       --------
Total                                                     $ (0.71)      $ (5.08)
                                                          =======       ========

Diluted weighted average
  shares outstanding (in millions)                            628           545
                                                              ===           ===

THE AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

--------------------------------------------------------------------------------

                                                          Year           Year
                                                         Ended          Ended
($ in millions, except per share amounts)              12/31/2003     12/31/2002
--------------------------------------------------------------------------------

REVENUES:
Sales and services                                        $ 8,415       $ 7,380

OPERATING COSTS AND EXPENSES:
Cost of sales and services                                  5,982         5,430
Corporate and business development office expenses            157           112
Other operating expense (income), net                          46           (37)
Goodwill impairment expense                                    11           675
Asset impairment expense                                      148           295
                                                          --------      --------

Total operating costs and expenses                          6,344         6,475
                                                          --------      --------

OPERATING INCOME                                            2,071           905

OTHER INCOME AND (EXPENSE):
Interest expense, net                                      (1,706)       (1,485)
Other nonoperating income, net                                107            13
Foreign currency transaction gains (losses)                   127          (459)
Equity in earnings (losses) of affiliates                      94          (203)
Loss on sale or write-down of investments                     (53)         (115)
                                                          --------      --------

INCOME (LOSS) BEFORE INCOME TAXES AND
  MINORITY INTEREST                                           640        (1,344)

Income tax expense                                            194           285
Minority interest expense (income)                            110           (20)
                                                          --------      --------

INCOME (LOSS) FROM CONTINUING OPERATIONS                      336        (1,609)

Loss from operations of discontinued components (net of
  income tax benefit of $72 and $407, respectively)          (780)       (1,554)
                                                          --------      --------

LOSS BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                       (444)       (3,163)

Cumulative effect of accounting change
  (net of income taxes of $22 and $72)                         41          (346)
                                                          --------      --------

NET LOSS                                                   $ (403)       (3,509)
                                                          ========      ========

DILUTED EARNINGS PER SHARE:
Income from continuing operations                          $ 0.56       $ (2.99)
Discontinued operations                                     (1.30)        (2.88)
Cumulative effect of accounting change                       0.07         (0.64)
                                                          --------      --------
Total                                                     $ (0.67)      $ (6.51)
                                                          ========      ========

Diluted weighted average
  shares outstanding (in millions)                            598           539
                                                              ===           ===

Business Segment Results

AES's business segments, which include Contract Generation, Large Utilities, Competitive Supply and Growth Distribution, generated combined income before income taxes and minority interest, excluding the Corporate segment, of $1,234 million for 2003, as compared with a loss of $(863) million for 2002. Total income before income taxes and minority interest, including the Corporate segment, was $640 million for 2003, as compared with a loss of $(1,344) million for 2002. On a geographic basis, income before income taxes and minority interest from the business segments was generated $475 million from North America, $328 million from South America, $160 million from Asia, $55 million from Europe and Africa and $216 million from the Caribbean.

During the fourth quarter of 2003, AES decided to exit Wolf Hollow, a 730 MW gas plant in Texas, Granite Ridge, a 720 MW gas plant in New Hampshire, and Termomamonal, a 90 MW gas plant in Colombia, all of which were previously reported in the competitive supply. Additionally, AES decided to exit Ede Este, a distribution company in the Dominican Republic which was previously reported in the growth distribution segment. All amounts have been restated to reflect discontinued operations that have occurred in the current and prior periods.

Contract Generation

           ($ in millions)                            2003      2002    Variance
                                                     ------    ------   --------
Segment revenues                                     $3,108    $2,550     $558
  % of total revenues                                  37%       35%       2%

Gross margin                                         $1,267    $1,065     $202
  % of segment revenues                                41%       42%      (1)%

Income before income taxes and minority interest      $599      $665     $(66)
  % of income before income taxes and
  minority interest from segments                      49%       77%      (28)%

Contract Generation consists of multiple power generation facilities located around the world that generally have contractually limited their exposure to commodity price risks and electricity price volatility by entering into long-term (5 years or longer) power purchase agreements for 75% or more of their expected output capacity.

For 2003, Contract Generation revenues were $3,108 million and represented 37% of total revenues, an increase of $558 million over 2002. The most significant contributions came from North and South America, which in aggregate comprised 58% of Contract Generation revenue for the year as compared to 67% for the same period in 2002. Revenues were enhanced with the addition of recently completed contract generation businesses totaling 1,451 mw, including Red Oak in New Jersey (832 mw gas), Puerto Rico (454 mw coal), Kelanitissa in Sri Lanka (165 mw gas), Barka in Oman (427 mw gas), Ras Laffan in Qatar (750 mw gas) and Andres in the Dominican Republic (310 mw gas). Revenues also improved at Los Mina in the Dominican Republic, Merida III in Mexico, Tiszai in Hungary, Gener in Chile and Tiete in Brazil. These improvements were offset by declines at Shady Point in Oklahoma due to a step-down in the contracted capacity payment and at Lal Pir and Pak Gen in Pakistan.

The gross margin for the Contract Generation segment was $1,267 million for 2003, an increase of 19% from 2002. Gross margin increases were attributable to Tiete in Brazil, and Ebute in Nigeria. Additionally, new plants that came online contributed to the increase. These increases were partially offset by declines in gross margin at Beaver Valley and Ironwood in Pennsylvania, Shady Point in Oklahoma, Kilroot in Northern Ireland and the Chigen plants in China. As a percentage of revenues, the gross margin for the Contract Generation segment was 41% for 2003 compared to 42% for 2002.

Contract Generation generated $599 million of income before income taxes and minority interest (or 49% of the net total) for 2003, a decrease from $665 million for 2002. South America showed an increase due to Tiete in Brazil. North America experienced declines due to Beaver Valley in Pennsylvania, Warrior Run in Maryland due to significant FAS 133 mark-to-market gains in 2002 related to their power purchase agreement, Shady Point in Oklahoma due to a step-down in the contracted capacity payment in 2003 and Hawaii due to write-offs of deferred financing and swap breakage costs of $22 million related to their non-recourse debt refinancing during 2003. These declines were partially offset by increases in the Southland plants in California. The Caribbean experienced an overall increase due to the start of commercial operations at Andres in the Dominican Republic and Puerto Rico offset slightly by the write-off of project development costs related to El Faro, a terminated business development project in Honduras. Europe/Africa experienced a significant decrease due to the $76 million write-off of previously capitalized costs of Bujagali, a construction project in Uganda that the company decided to terminate during the third quarter of 2003 and Zeg, a construction project in Poland that the company decided to terminate during the fourth quarter of 2003. Asia had overall decreases due to declines at Lal Pir and Pak Gen in Pakistan and Chigen in China which were partially offset by the start of commercial operations at Barka and Ras Laffan.

Competitive Supply

           ($ in millions)                            2003     2002     Variance
                                                      ----     ----     --------
Segment revenues                                      $880     $812        $68
  % of total revenues                                  10%      11%       (1)%

Gross margin                                          $220     $183        $37
  % of segment revenues                                25%      23%         2%

Income (loss) before income taxes and minority
  interest                                            $140    $(357)      $497
  % of income before income taxes
  and minority interest from segments                  11%     (41)%       52%

Competitive Supply consists primarily of the power plants selling electricity directly to wholesale customers in competitive markets and, as a result, the profitability of such plants are generally more sensitive to fluctuations in the market price of electricity, natural gas and coal, in particular.

For 2003, Competitive Supply revenues were $880 million and represented 10% of total revenues for the year. The most significant contributions were from the competitive markets of the U.S., which comprised 51% of Competitive Supply revenue for 2003 and 2002. Competitive market prices increased year over year in New York, which resulted in increased revenue in the New York plants. Additionally, other plants showed revenue improvements, including Alicura and Parana in Argentina, Panama in the Caribbean and Ekibastuz in Asia. These increases were partially offset by decreased revenues from Deepwater in Texas due to an outage during the third quarter of 2003 and from Borsod in Hungary.

Gross margin as a percentage of revenues for the Competitive Supply segment was 25% for 2003, an increase from 23% for 2002. Overall, the gross margin for Competitive Supply increased to $220 million from $183 million. Margins and margin percentages were higher at the New York plants, CTSN and Parana in South America and Altai in Asia. These increases were partially offset by lower margins and margin percentages at Deepwater in Texas and Borsod.

Competitive Supply generated $140 million of income before income taxes and minority interest (or 11% of the net total) for 2003, which represents a $497 million improvement over the same period in 2002. The increase is primarily due to the write-off of $168 million of construction costs associated with Greystone, a project in Tennessee, and $83 million of construction costs during 2002 related to Lake Worth, a project in Florida. Operationally, during 2003 increases at CTSN in Argentina and the New York plants were partially offset by decreases at Parana in Argentina, Panama, Borsod in Hungary and Deepwater in Texas.

Large Utilities

           ($ in millions)                           2003      2002    Variance
                                                    ------    ------   --------
Segment revenues                                    $3,301    $3,150     $151
     % of total revenues                              39%       43%      (4)%

Gross margin                                         $762      $687       $75
  % of segment revenues                               23%       22%       1%

Income (loss) before income taxes and minority
  interest                                           $380     $(978)    $1,358
  % of income before income taxes
  and minority interest from segments                  31%    (113)%     144%

The Large Utilities segment is comprised of the large integrated utilities that serve nearly 7 million customers in North America, the Caribbean and South America. The Large Utility businesses include IPALCO in Indiana, EDC in Venezuela and Eletropaulo in Brazil.

For 2003, revenues for Large Utilities were $3,301 million and represented 39% of total revenues for the year. Revenues for Large Utilities increased $151 million, or 5%, compared to 2002. Eletropaulo's revenues for the year increased due to appreciation of the Brazilian Real compared to the same quarter of 2002. EDC's revenues decreased due to devaluation of the Venezuelan Bolivar partially offset by a higher demand and a tariff increase. IPALCO had a slight increase year over year.

The gross margin as a percentage of revenues for the Large Utility segment was 23% for 2003 compared to 22% for 2002. The South America gross margin increased mainly due to an impairment charge taken for Cemig in the fourth quarter of 2002. EDC's gross margin increased due to higher demand and increased tariffs in 2003 compared to 2002. IPALCO experienced a lower margin and margin percentage due to milder weather and higher operating and maintenance costs in 2003. Overall, gross margin for Large Utilities increased to $762 million for 2003 from $687 million for 2002.

Large Utilities generated $380 million of income before income taxes and minority interest (or 31% of the net total) for 2003, up from a loss of $(978) million for the same period in 2002. The increase relates primarily to impairment charges taken in 2002 for Eletropaulo and Cemig, which were not recurring in 2003.

Growth Distribution

           ($ in millions)                      2003         2002       Variance
                                               ------        ----       --------
Segment revenues                               $1,126        $868         $258
   % of total revenues                           13%          12%          1%

Gross margin                                    $184          $15         $169
   % of segment revenues                         16%           2%          14%

Income (loss) before income taxes
   and minority interest                        $115        $(193)        $308
   % of income before income taxes
   and minority interest from segments           9%          (22)%         31%

The Growth Distribution segment, serving nearly 4 million customers, consists of electricity distribution companies that are generally located in developing countries or regions where the demand for electricity is expected to grow at a rate higher than in more developed regions.

For 2003, revenues were $1,126 million, a 1% increase over 2002, and represented 13% of total revenues for the year. The Caribbean and South America represent the most significant contributors with 67% of Growth Distribution revenues, while Europe/Africa contributes the remaining 33%. There were increases in revenues at Eden & Edes and Edelap in Argentina, Sonel in Cameroon and Clesa and Caess in El Salvador. These were partially offset by reductions at Sul in Brazil.

The gross margin as a percentage of revenues for the Growth Distribution segment was 16% for 2003, an increase from 2% for 2002. Gross margin and gross margin percentages increased at Sonel in Cameroon and Caess in El Salvador. Additionally, there was a nonrecurring charge taken in 2002 for the write-off of $141 million related to MAE settlements at Sul in Brazil that was not recurring in 2003. These increases were partially offset by decreased gross margins at Eden, Edes and Edelap in Argentina. Overall, the gross margin for the Growth Distribution segment increased to $184 million for 2003.

Growth Distribution businesses generated $115 million of income before income taxes and minority interest for 2003, an increase of $308 million from a loss before income taxes of $(193) million for 2002. Income before income taxes and minority interest increased at Sul in Brazil and Caess in El Salvador. These increases were partially offset by lower operating margins at Eden & Edes in Argentina. Additionally, the charge taken in 2002 for the write-off of $141 million related to MAE settlements at Sul in Brazil contributed to the change.

THE AES CORPORATION -- Supplemental Data
----------------------------------------------------
($ in millions, except Total Assets in billions)

                                                       ---------------------------2002------------------------
                                                       1st Qtr     2nd Qtr     3rd Qtr     4th Qtr      Year
GEOGRAPHIC:
North America
Revenues                                               $   489     $   491     $   569     $   538     $ 2,087
Income before Income Taxes and Minority Interest       $   137     $   139     $     6     $    (2)    $   280

Caribbean (1)
Revenues                                               $   313     $   296     $   271     $   314     $ 1,194
Income before Income Taxes and Minority Interest       $    72     $    91     $    59     $   (51)    $   171

South America
Revenues                                               $   786     $   706     $   710     $   684     $ 2,886
Income before Income Taxes and Minority Interest       $   (38)    $  (307)    $  (285)    $  (983)    $(1,613)

Europe/Africa
Revenues                                               $   217     $   176     $   194     $   234     $   821
Income before Income Taxes and Minority Interest       $    56     $    30     $    18     $    62     $   166

Asia
Revenues                                               $   100     $   108     $    88     $    96     $   392
Income before Income Taxes and Minority Interest       $    41     $    46     $    26     $    20     $   133

Corporate (3)
Income before Income Taxes and Minority Interest       $  (124)    $  (117)    $   (96)    $  (144)    $  (481)

SEGMENTS:
Contract Generation
Revenues                                               $   652     $   632     $   598     $   668     $ 2,550
Gross Margin (2)                                       $   272     $   260     $   242     $   291     $ 1,065
Income before Income Taxes and Minority Interest       $   190     $   166     $   155     $   154     $   665

Competitive Supply
Revenues                                               $   192     $   177     $   214     $   229     $   812
Gross Margin (2)                                       $    33     $    35     $    53     $    62     $   183
Income before Income Taxes and Minority Interest       $  (104)    $   (49)    $  (130)    $   (74)    $  (357)

Large Utilities
Revenues                                               $   768     $   863     $   783     $   736     $ 3,150
Gross Margin (2)                                       $   232     $   186     $   199     $    70     $   687
Income before Income Taxes and Minority Interest       $   169     $    39     $  (192)    $  (994)    $  (978)

Growth Distribution
Revenues                                               $   293     $   105     $   237     $   233     $   868
Gross Margin (2)                                       $    75     $   (93)    $    45     $   (12)    $    15
Income before Income Taxes and Minority Interest       $    13     $  (157)    $    (9)    $   (40)    $  (193)

Corporate (3)
Income before Income Taxes and Minority Interest       $  (124)    $  (117)    $   (96)    $  (144)    $  (481)

ADDITIONAL INFORMATION:
Revenues                                               $ 1,905     $ 1,777     $ 1,832     $ 1,866     $ 7,380
Gross Margin (2)                                       $   612     $   388     $   539     $   411     $ 1,950
Gross Margin Percentage (2)                                 32%         22%         29%         22%         26%
Income before Income Taxes and Minority Interest       $   144     $  (118)    $  (272)    $(1,098)    $(1,344)
Diluted EPS from Continuing Operations(4)              $  0.17     $ (0.18)    $ (0.37)    $ (2.58)    $ (2.99)
Total Assets (billions)                                $    40     $    39     $    37     $    34     $    34
Depreciation and Amortization                          $   168     $   169     $   162     $   165     $   664
FAS 133 Gain (Loss)(5)                                 $     4     $    43     $    --     $   (45)    $     2
Foreign Exchange Gain (Loss) from Brazil(5)            $   (10)    $   (85)    $  (203)    $    46     $  (252)
Foreign Exchange Gain (Loss) from Argentina(5)         $   (82)    $   (52)    $    --     $    (5)    $  (139)
Foreign Exchange Gain (Loss) from Venezuela(5)         $    65     $    25     $    21     $   (72)    $    39

(1) Includes Venezuela and Colombia.
(2) Gross Margin is revenues reduced by cost of sales and services.
(3) Corporate consists of interest expense and corporate and business development expenses. Revenue and Gross
    Margin for Corporate equal zero.
(4) The sum of these amounts do not equal the annual amount due to rounding or because the quarterly calculations are based on varying numbers of shares outstanding.
(5) Amount is net of the income tax effect.

                                                       ---------------------------2003------------------------
                                                       1st Qtr     2nd Qtr     3rd Qtr     4th Qtr     Year
GEOGRAPHIC:
North America
Revenues                                               $   546     $   507     $   581     $   525     $ 2,159
Income before Income Taxes and Minority Interest       $   120     $   100     $   134     $   121     $   475

Caribbean (1)
Revenues                                               $   347     $   373     $   387     $   421     $ 1,528
Income before Income Taxes and Minority Interest       $    56     $    20     $    83     $    57     $   216

South America
Revenues                                               $   675     $   796     $   908     $   929     $ 3,308
Income before Income Taxes and Minority Interest       $    68     $   143     $    64     $    53     $   328

Europe/Africa
Revenues                                               $   236     $   209     $   217     $   252     $   914
Income before Income Taxes and Minority Interest       $    64     $    22     $   (55)    $    24     $    55

Asia
Revenues                                               $   107     $   107     $   138     $   154     $   506
Income before Income Taxes and Minority Interest       $    42     $    46     $    53     $    19     $   160

Corporate (3)
Income before Income Taxes and Minority Interest       $  (137)    $  (106)    $  (148)    $  (203)    $  (594)

SEGMENTS:
Contract Generation
Revenues                                               $   716     $   735     $   817     $   840     $ 3,108
Gross Margin (2)                                       $   291     $   285     $   327     $   364     $ 1,267
Income before Income Taxes and Minority Interest       $   169     $   142     $   103     $   185     $   599

Competitive Supply
Revenues                                               $   229     $   196     $   230     $   225     $   880
Gross Margin (2)                                       $    69     $    45     $    59     $    47     $   220
Income before Income Taxes and Minority Interest       $    70     $    41     $    37     $    (8)    $   140

Large Utilities
Revenues                                               $   702     $   778     $   908     $   913     $ 3,301
Gross Margin (2)                                       $   165     $   163     $   244     $   190     $   762
Income before Income Taxes and Minority Interest       $    73     $    91     $   127     $    89     $   380

Growth Distribution
Revenues                                               $   264     $   283     $   276     $   303     $ 1,126
Gross Margin (2)                                       $    50     $    45     $    46     $    43     $   184
Income before Income Taxes and Minority Interest       $    38     $    57     $    12     $     8     $   115

Corporate (3)
Income before Income Taxes and Minority Interest       $  (137)    $  (106)    $  (148)    $  (203)    $  (594)

ADDITIONAL INFORMATION:
Revenues                                               $ 1,911     $ 1,992     $ 2,231     $ 2,281     $ 8,415
Gross Margin (2)                                       $   575     $   538     $   676     $   644     $ 2,433
Gross Margin Percentage (2)                                 30%         27%         30%         28%         29%
Income before Income Taxes and Minority Interest       $   213     $   225     $   131     $    71     $   640
Diluted EPS from Continuing Operations(4)              $  0.23     $  0.24     $  0.10     $  0.01     $  0.56
Total Assets (billions)                                $    33     $    34     $    30     $    30     $    30
Depreciation and Amortization                          $   173     $   182     $   196     $   187     $   738
FAS 133 Gain (Loss)(5)                                 $    (8)    $   (18)    $   (11)    $    (3)    $   (40)
Foreign Exchange Gain (Loss) from Brazil(5)            $    22     $    82     $   (19)    $    --     $    85
Foreign Exchange Gain (Loss) from Argentina(5)         $    33     $    21     $   (23)    $    (7)    $    24
Foreign Exchange Gain (Loss) from Venezuela(5)         $     4     $   (18)    $    10     $     5     $     1

(1) Includes Venezuela and Colombia.
(2) Gross Margin is revenues reduced by cost of sales and services.
(3) Corporate consists of interest expense and corporate and business development expenses. Revenue and Gross
    Margin for Corporate equal zero.
(4) The sum of these amounts do not equal the annual amount due to rounding or because the quarterly calculations are based on varying numbers of shares outstanding.
(5) Amount is net of the income tax effect.

                                         THE AES CORPORATION
                                     CONSOLIDATED BALANCE SHEETS
                                      DECEMBER 31, 2003 AND 2002

($ in millions)                                                December 31, 2003   December 31, 2002
                                                               -----------------   -----------------
Assets:
   Current assets:
   Cash and cash equivalents                                             $ 1,737               $ 792
   Restricted cash                                                           394                 158
   Short term investments                                                    189                 177
   Accounts receivable, net of reserves of
     $291 and $310, respectively                                           1,211               1,001
   Inventory                                                                 376                 353
   Receivable from affiliates                                                  3                  25
   Deferred income taxes - current                                           136                 138
   Prepaid expenses                                                           64                  27
   Other current assets                                                      677                 923
   Current assets of held for sale and
     discontinued businesses                                                 205                 763
                                                                ----------------   -----------------
    Total current assets                                                   4,992               4,357

   Property, Plant and Equipment:
   Land                                                                      733                 687
   Electric generation and distribution assets                            21,152              18,176
   Accumulated depreciation                                               (4,954)             (4,031)
   Construction in progress                                                1,278               2,349
                                                                ----------------   -----------------
    Property, plant and equipment, net                                    18,209              17,181

   Other assets:
   Deferred financing costs, net                                             430                 390
   Investment in and advances to affiliates                                  648                 678
   Debt service reserves and other deposits                                  428                 508
   Goodwill, net                                                           1,378               1,373
   Deferred income taxes - noncurrent                                        781                 967
   Long-term assets of held for sale and
     discontinued businesses                                                 750               7,332
   Other assets                                                            1,992               1,482
                                                                ----------------   -----------------
    Total other assets                                                     6,407              12,730
                                                                ----------------   -----------------

      Total Assets                                                      $ 29,608            $ 34,268
                                                                ================   =================

Liabilities and Stockholders' Equity:
   Current liabilities:
   Accounts payable                                                      $ 1,245             $ 1,018
   Accrued interest                                                          561                 331
   Accrued and other liabilities                                           1,156               1,091
   Current liabilities of held for sale
     and discontinued businesses                                             699                 763
   Recourse debt-current portion                                              77                  26
   Non-recourse debt-current portion                                       2,769               3,277
                                                                ----------------   -----------------
    Total current liabilities                                              6,507               6,506

   Long-term liabilities:
   Recourse debt                                                           5,862               6,755
   Non-recourse debt                                                      11,015              10,044
   Deferred income taxes                                                   1,051               1,186
   Long-term liabilities of held for sale
     and discontinued businesses                                              94               5,738
   Pension liabilities                                                       947               1,166
   Other long-term liabilities                                             2,702               2,557
                                                                ----------------   -----------------
    Total long-term liabilities                                           21,671              27,446

   Minority Interest, including discontinued
     businesses of $12 and $41 in 2003 And 2002                              805                 657

   Stockholders' equity (deficit):
   Common stock                                                                6                   6
   Additional paid-in capital                                              5,737               5,312
   Accumulated deficit                                                    (1,103)               (700)
   Accumulated other comprehensive loss                                   (4,015)             (4,959)
                                                                ----------------   -----------------
    Total stockholders' equity (deficit)                                     625                (341)
                                                                ----------------   -----------------

      Total Liabilities and Stockholders' Equity (Deficit)              $ 29,608            $ 34,268
                                                                ================   =================


                                        THE AES CORPORATION

                           CAPITAL RESOURCES AND OTHER BALANCE SHEET DATA
                                           ($ in billions)


                                                  December 31,       December 31,
    Capitalization:                                   2003               2002
                                                  ------------       ------------
    Recourse debt                                       $ 5.94            $ 6.78
    Non-recourse debt                                    13.78             13.32
                                                  ------------       ------------
    Total debt                                           19.72             20.10

    Minority Interest                                     0.81              0.66

    Stockholders' equity                                  0.63             (0.34)
                                                  ------------       ------------
    Total capitalization                               $ 21.16           $ 20.42
                                                  ============       ============
Selected Balance Sheet Data by Geographic Region:

                                                Property, Plant          Total         Non-recourse
    December 31, 2003                             & Equipment           Assets             Debt
                                                ---------------------------------------------------
    North America                                       $ 5.21            $ 6.44            $ 3.86
    Caribbean                                             4.68              5.83              2.49
    South America                                         5.14             10.00              5.21
    Europe/Africa                                         1.50              2.75              0.89
    Asia                                                  1.66              2.49              1.34
    Discontinued Operations                                  -              0.96                 -
    Corporate                                             0.02              1.14                 -

    December 31, 2002
    North America                                       $ 5.26            $ 6.53            $ 3.77
    Caribbean                                             5.00              6.07              2.79
    South America                                         4.23              8.66              4.96
    Europe/Africa                                         1.30              2.32              0.74
    Asia                                                  1.38              2.19              1.06
    Discontinued Operations                                  -              8.10                 -
    Corporate                                             0.01              0.40                 -

Selected Balance Sheet Data by Line of Business:
                                                 Property, Plant         Total          Non-recourse
    December 31, 2003                              & Equipment           Assets             Debt
                                                 ---------------------------------------------------
    Contract Generation                                 $ 9.12           $ 13.45            $ 7.62
    Competitive Supply                                    1.47              2.14              0.51
    Large Utilities                                       6.03              9.05              4.55
    Growth Distribution                                   1.57              2.87              1.10
    Discontinued Operations                                  -              0.96                 -
    Corporate                                             0.02              1.14                 -

    December 31, 2002

    Contract Generation                                 $ 8.06           $ 12.09            $ 6.54
    Competitive Supply                                    2.13              2.80              1.07
    Large Utilities                                       5.64              8.49              4.65
    Growth Distribution                                   1.34              2.39              1.06
    Discontinued Operations                                  -              8.10                 -
    Corporate                                             0.01              0.40                 -


Item 12. Results of Operations and Financial Condition

     On February 5, 2004, the AES Corporation issued a press release setting forth its financial results for the year ended December 31, 2003 and the fourth quarter of the year ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference solely in
Item 12 of this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE AES CORPORATION



Date: February 5, 2004                     By:  /s/ Vincent W. Mathis
                                              ---------------------------------
                                              Name:  Vincent W. Mathis
                                              Title: Assistant General Counsel

                               INDEX TO EXHIBITS

EXHIBIT      EXHIBIT
NUMBER


99.1         Press Release dated February 5, 2004.